                                                                    EXHIBIT 23.2



                        [LETTERHEAD OF BREYER & AGUGGIA]


                                                            November 20, 1995


Norwest Corporation
Norwest Center
Sixth and Marquette
Minneapolis, MN 55479


Ladies and Gentlemen:


We consent to the summarization of our federal tax opinion in the registration statement of Norwest Corporation on Form S-4 and to the references to our firm under the headings of the registration statement entitled "SUMMARY--Certain U.S. Federal Income Tax Consequences," "THE MERGER--Certain U.S. Federal Income Tax Consequences" and "LEGAL OPINIONS." We also consent to the inclusion of such opinion as an exhibit to the registration statement.


                                                            /s/ Breyer & Aguggia

                                                            BREYER & AGUGGIA